Exhibit 10.42

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made as of April 1, 2004 by and among ICT Group, Inc., a Pennsylvania corporation, its successors and assigns (the “Company”), John J. Brennan (“Mr. Brennan”) and Eileen Brennan Oakley, as trustee (the “Trustee”) of all of the trusts (collectively, the “Trusts”) under The Brennan Family 1997 Trust Agreement dated February 14, 1997 and The Brennan Family 1996 Trust Agreement dated February 16, 1996 (collectively, the “Trust Agreements”).

Recitals

WHEREAS, the Trustee, pursuant to the provisions of the Trust Agreements, has the exclusive power to vote all of the shares of the common stock of the Company held in the Trusts (as of any date, all of such shares held in all of the Trusts, including shares acquired by any of the Trusts after the date hereof, as to which the Trustee has exclusive voting power pursuant to the terms of the Trust Agreements are referred to herein as the “Shares”);

WHEREAS, as of February 23, 2004, the Trustee has reported that she has voting and dispositive power and is the beneficial owner (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of 1,655,132 shares of the Company’s common stock;

WHEREAS, the Trustee has determined that it is in the best interests of the Trusts’ beneficiaries that all of the Shares be voted by unanimous consent with Mr. Brennan on all matters submitted to the Company’s stockholders that involve the election of members of the Board of Directors of the Company (the “Subject Matters”).

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, have agreed and do hereby agree with each other as follows:

1. Agreement to Vote. All of the Shares shall be voted in accordance with the unanimous decision of the Trustee and Mr. Brennan on all matters submitted to the Company’s stockholders that involve the Subject Matters. Such Shares shall be voted with respect to the Subject Matters pursuant to a proxy held by Mr. Brennan as described in paragraph 2 below. In his capacity as such proxyholder, Mr. Brennan is referred to herein as the “Proxyholder”. The Proxyholder shall vote the Shares with respect to the Subject Matters only as directed in a written instrument signed by both the Trustee and Mr. Brennan evidencing their unanimous agreement with respect to such direction.

2. Proxy. In furtherance of the purposes of this Agreement, the Trustee shall deliver to the Proxyholder a proxy in the form of Exhibit A to this Agreement (the “ Proxy”) upon the execution of this Agreement. The Proxy shall apply only to matters submitted to the Company’s stockholders that involve the Subject Matters and shall not apply to any other matter as to which the Shares are required to be, or may be, voted upon.

3. Other Proxies Revoked. The Trustee hereby warrants that any proxies heretofore given in respect of the voting of the Shares on the Subject Matters are not irrevocable, and that all such proxies are hereby revoked.

4. Covenants of the Company. The Company agrees to take all actions reasonably required to effectuate the rights granted to the Proxyholder hereunder by the Trustee. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate.

5. Termination and Revocation. This Agreement and the Proxy shall terminate on the first to occur of:

(a) the death or incapacity of Mr. Brennan;

(b) the revocation of this Agreement by Mr. Brennan, which revocation may be made at any time and shall be effected by delivery to the Trustee of a written instrument of revocation signed by Mr. Brennan;

(c) the revocation of this Agreement by the Trustee or any successor to the Trustee who or which, pursuant to the terms of the Trust Agreements (without regard to this Agreement), has the exclusive power to vote all of the Shares, which revocation may be made at any time and shall be effected by delivery to Mr. Brennan of a written instrument of revocation signed by the Trustee or such successor; and

(d) such time as no single trustee has the exclusive power pursuant to the terms of the Trust Agreements (without regard to this Agreement) to vote all of the Shares.

6. Relief. The Company, Mr. Brennan and the Trustee acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

7. General Provisions.

(a) Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

(b) Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or three (3) days after being mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:

ICT Group, Inc.

100 Brandywine Boulevard

Newtown, PA 18940

Attention: Mr. John J. Brennan

With a required copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

Attention: Stephen M. Goodman, Esquire

Telecopy: (215) 963-5000

If to Trustee, to:

Ms. Eileen Brennan Oakley

46 Hoaglands Lane

Old Brookville, NY 11545

With a required copy to:

Robert W. Weaver, Esq.

Davis Polk & Wardwell

1300 I Street, NW

Suite 1000E

Washington, DC 20005

If to Mr. Brennan (including in his capacity as Proxyholder), to:

Mr. John J. Brennan

c/o ICT Group, Inc.

100 Brandywine Boulevard

Newtown, PA 18940

With a required copy to:

Clifford D. Schlesinger, Esq.

Wolf, Block Schorr and Solis-Cohen LLP

1650 Arch Street, 22nd Floor

Philadelphia, PA 19103-2097

or to such other names or addresses as the Company, Trustee or Mr. Brennan, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section 7(b).

(c) Entire Agreement; Contents of Agreement. This Agreement sets forth the entire understanding and agreement between the parties relating to the subject matter herein and merges all prior discussions among the parties with respect thereto. Except as otherwise provided herein, this Agreement cannot be modified or extended except upon written amendment executed by the Trustee, the Company and Mr. Brennan.

(d) Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of any successor to the Trustee under the Trust Agreements who or which, pursuant to the terms of the Trust Agreements, has exclusive power to vote all of the Shares.

(e) Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

(f) Further Assurances. The Company and the Trustee agree to execute and deliver to the Proxyholder, upon request, such other instruments and documents as the Proxyholder may reasonably request from time to time which are consistent with the purposes of this Agreement in order to more fully effectuate the purposes of this Agreement.

(g) Miscellaneous. All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. The Trustee and Mr. Brennan agree upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(h) This Agreement may be signed in one or more counterparts all of which shall together constitute a single instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

ICT GROUP, INC.

By:	./s/ John J. Brennan
Name: Mr. John J. Brennan
Title: Chief Executive Officer

By:	/s/ John J. Brennan
John J. Brennan, Individually and as Proxyholder

TRUSTEE

By:	/s/ Eileen Brennan Oakley
Name:	Eileen Brennan Oakley
Title:	Trustee under each of The Brennan Family 1997 Trust Agreement and The Brennan Family 1996 Trust Agreement

EXHIBIT A

TO VOTING AGREEMENT

PROXY

This Proxy is given by the undersigned Eileen Brennan Oakley, as trustee (the “Trustee”) of the trusts under The Brennan Family 1997 Trust Agreement and The Brennan Family 1996 Trust Agreement to John J. Brennan (the “Proxyholder”) pursuant to a Voting Agreement (the “Voting Agreement”) of this same date among Trustee, John J. Brennan and ICT Group, Inc., a Pennsylvania corporation, its successors and assigns (the “Company”) and shall be governed by the terms of the Voting Agreement.

1. Proxy.

a. Trustee appoints the Proxyholder as Trustee’s true and lawful attorney and proxy, with full power of substitution, for and in Trustee’s name, to vote and otherwise act with respect to all of the shares of stock of the Company that are subject to the provisions of the Voting Agreement (the “Shares”) on all matters submitted to the Company’s stockholders that involve the election of members of the Board of Directors of the Company (the “Subject Matters”) at all annual, special, and other meetings of stockholders of the Company (or by written consent in lieu thereof) and at any other time the Shares are required to be, or may be, voted with respect to the Subject Matters.

b. The appointment and proxy granted to the Proxyholder by Section 1(a) of this Proxy is coupled with an interest and shall terminate only as provided in Section 2 or pursuant to Section 3(c) of this Proxy.

c. This Proxy relates to all voting rights (whether limited, fixed, or contingent), involving the election of members of the Board of Directors with respect to the Shares and does not relate to any other right incident to the ownership of the Shares (including, without limitation, the right to receive dividends and any other distributions on the Shares).

d. In the event that (i) the proxy granted in Section 1(a) is determined by a court of competent jurisdiction to be unenforceable or (ii) the Trustee and Mr. Brennan are unable to unanimously agree on the voting or any other action with respect to the Subject Matters, each of the Trustee and the Proxyholder agrees to abstain from such vote or other action, as the case may be.

2. Term. This Proxy shall terminate upon the termination of the Voting Agreement.

3. Miscellaneous.

a. Proxyholders’ Obligation. This Proxy must be exercised by Proxyholder in accordance with the terms and conditions of the Voting Agreement.

b. Benefit and Burden. This Proxy shall be binding upon the Trustee, and shall inure to the benefit of Proxyholder.

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c. Revocation. This Proxy may be revoked–at–will in accordance with Sections 1759 and 1768 of the Pennsylvania Business Corporation Law.

d. Waiver. The failure of Trustee or Proxyholder, or both, to comply, or insist upon compliance, with any provision of this Proxy at any time shall not be deemed (a) to affect the validity or enforceability of this Proxy, (b) to be a waiver of any other provisions of this Proxy at that time or (c) to be a waiver of that provision or any other provisions of this Proxy at any other time.

e. Governing Law. This Proxy shall be governed by and construed under the laws of the Commonwealth of Pennsylvania, without reference to the conflict of laws provisions thereof.

IN WITNESS WHEREOF, Trustee has executed this Proxy as of April 1, 2004.

WITNESS:	TRUSTEE

/s/ Eileen Brennan Oakley

Name	Name: Eileen Brennan Oakley
Title: Trustee under each of The Brennan Family 1997 Trust Agreement and The Brennan Family 1996 Trust Agreement

The undersigned John J. Brennan hereby accepts this Proxy as the Proxyholder upon the terms and conditions set forth herein and in the Voting Agreement.

/s/ John J. Brennan

John J. Brennan, Proxyholder

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